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                                                             Exhibit 12.2



                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                   and Preferred Stock Dividend Requirements
                         Year ended December 31, 1998
                                (in thousands)


Net income from continuing operations                  $157,337

Income taxes                                             82,639

Fixed charges                                           100,898
                                                       --------

     Total                                             $340,874
                                                       ========

Interest expense                                       $ 91,114
Interest component of rentals                             9,784
                                                       --------

     Subtotal                                          $100,898
                                                       --------

Preferred stock dividend requirements                    13,361
                                                       --------

     Total                                             $114,259
                                                       ========

Ratio of earnings to fixed charges and
preferred stock dividend requirements                      2.98
                                                           ====
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